EXHIBIT 99.1

Apyx Medical Announces New Clinical Study Demonstrating Renuvion®’s Impact on Skin Quality

Patients reported high satisfaction and visible improvements in skin elasticity, youthfulness, and radiance

Clearwater, Fla. - September 29, 2026 – Apyx Medical Corporation (NASDAQ:APYX) (“Apyx Medical”; or the “Company”), the leader in surgical aesthetics marketed and sold as Renuvion® and the AYON Body Contouring System™ (AYON), today announced results from a prospective clinical study evaluating the effects of Renuvion helium plasma radiofrequency technology on biological markers of skin quality. The study was published in Plastic and Reconstructive Surgery—Global Open 1.

The study provides new human tissue evidence indicating that Renuvion treatment may produce measurable changes beneath the surface of the skin that support improvements in skin quality observed by physicians and participants.

Key Findings from the Study at Day 180 (n=6) as compared to control tissue

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Increased elastin: Renuvion-treated tissue demonstrated a 30% increase in elastin fiber density and a 55% increase in elastin staining intensity, supporting improvements in a key component of skin elasticity and resilience.

●	Reduced inflammation: Treated tissue demonstrated a 34% reduction in inflammation compared with untreated control tissue, supporting a healthier tissue environment following treatment.
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Regenerative skin remodeling: Human tissue analysis demonstrated a 27% increase in the incidence of elastin expression. Taken together, these histological findings were consistent with a pro-regenerative biologic response and favorable dermal remodeling. No significant fibrosis, abnormal vascularization or epithelial disruption was observed in treated tissue.

●	Visible improvement: 100% of participants demonstrated improvement in both physician- and patient-assessed aesthetic improvement scores.
●	High patient satisfaction: 100% of participants reported improvement, were satisfied with their treatment outcomes and indicated they would recommend the procedure to others.
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Improved skin quality: 100% of participants reported noticeable improvements in skin elasticity, radiance and youthfulness, providing patient-reported support for the biological changes observed in treated tissue.

“These findings provide important new evidence supporting the biological basis for the clinical benefits observed with Renuvion,” said Charlie Goodwin, President and Chief Executive Officer of Apyx Medical Corporation. “For years, surgeons have seen the clinical benefits of Renuvion in tissue contraction and have observed improvements in the quality of the overlying skin. This study provides direct human histological evidence supporting those observations, demonstrating meaningful changes in elastin and inflammation at the tissue level. We believe this research adds an important new dimension to the clinical understanding of Renuvion and its potential role in comprehensive aesthetic procedures.  That is why we believe Renuvion should be part of every liposuction procedure, around the world. Liposuction addresses fat, but the quality of the tissue and skin left behind is also critical to the final result.

The prospective, single-arm, post-market study was conducted at two U.S. investigational sites and evaluated seven patients undergoing lower rhytidectomy, or facelift, surgery. Renuvion treatment was delivered to the subdermal tissue, while untreated areas served as internal controls. Six participants completed the Day 180 visit.

The study concluded that Renuvion treatment was well-tolerated and resulted in favorable dermal remodeling characterized by increased elastin and reduced inflammation without significant fibrosis. The authors noted that the findings represent direct, quantifiable human evidence that Renuvion can positively impact intrinsic biological markers associated with skin quality.

1.

Kimbrell, M. L., & Holcomb, J. D. (2026). Histological Evaluation of Human Skin Biopsies Following Subdermal Helium Plasma Radiofrequency Treatment. Plastic and Reconstructive Surgery - Global Open, 14(9), e8116. Study link can be found at https://www.ovid.com/jnls/prsgo/fulltext/10.1097/gox.0000000000008116~histological-evaluation-of-human-skin-biopsies-following

About AYON Body Contouring SystemTM:

AYON is a groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, and Renuvion’s tissue contraction and electrosurgical capabilities, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. With advanced features like LIFT Technology for real-time adjustments and Renuvion for enhanced tissue contraction, AYON sets a new standard in surgical care, streamlining procedures and maximizing patient outcomes. Backed by Apyx Medical’s expertise and evidence-based design, AYON delivers consistent, reliable performance and an unmatched return on investment. As the first of its kind, AYON is revolutionizing body contouring and shaping the future of aesthetic surgery.

About Apyx Medical Corporation:

Apyx Medical Corporation is a surgical aesthetics company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® and the AYON Body Contouring SystemTM in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The AYON Body Contouring System is an FDA-cleared, groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, electrosurgical capabilities and Renuvion for tissue contraction, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, statements regarding the Company’s anticipated public offering, including the completion of the public offering on the anticipated terms and the use of proceeds therefrom, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Apyx Medical Contact:

Regis Cain, Senior Director Marketing

Regis.cain@apyxmedical.com

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com